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                                                                    Exhibit 99.3



The Company accounts for its property acquisitions in accordance with the provisions of Statement of Financial Accounting Standards No. 141, "Business Combinations" (SFAS No. 141). Pursuant to SFAS No. 141, the purchase price of a property is allocated to the property's assets based on management's estimates of their fair value. These estimates can vary depending on the facts and circumstances of each acquisition.

SFAS No. 141 provides guidance on allocating the purchase price of a property among its assets and liabilities and, in particular, to tangible and intangible assets. The methodology of the Company includes estimating an "as-if vacant" fair value of the physical property, which is allocated to land, building and improvements. Factors considered by management in their analysis of the "as-if vacant" value include lost rentals at market rates during an expected lease-up period, which the Company has estimated to range from three to fifteen months, and costs to execute similar leases including incremental tenant improvements, leasing commissions, legal and other related expenses.

The difference between the purchase price and the "as-if vacant" fair value is allocated to intangible assets. There are three categories of intangible assets to be considered, (i) value of in-place leases, (ii) above-/ below-market value of in-place leases and (iii) customer relationship value.

The value of in-place leases is estimated based on the value associated with the costs avoided in originating leases comparable to the acquired in-place leases as well as the value associated with lost rental revenue during the assumed lease-up period. The value of in-place leases is amortized as real estate amortization over the estimated weighted-average remaining lease lives. The Company generally uses a weighted average life of seven-years for this purpose. Amortization of in-place lease intangibles is an "add-back" to net income for the purpose of calculating funds from operations ("FFO").

Above-market and below-market in-place lease values for acquired properties are recorded based on the present value (using a discount rate that reflects the risks associated with the property acquired and the respective tenants) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management's estimates of fair market lease rates for the comparable in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The value of above-market lease values is amortized as a reduction of rental income over the remaining terms of the respective leases. The value of below-market lease values is amortized as an increase to rental income over the remaining terms of the respective leases.

The Company has determined that no value should be allocated to customer relationship intangibles in connection with recent acquisitions as the Company has pre-existing business relationships with substantially all of the major retailers in the properties acquired and the customer relationships associated with the properties acquired provide no incremental value over such existing relationships.











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The following is a summary of the Company's intangible assets as of December 31,
2003. The goodwill balance was recorded in connection with the acquisition of PREIT-RUBIN, Inc., in 1997. Pursuant to accounting principles generally accepted in the United States of America, goodwill is not amortized, and is reviewed for possible impairment on at least an annual basis.

                                    Real Estate    Real Estate
                                     Held for     Held for Sale
(000's omitted)                     Investment         (1)           Total
                                     --------        -------       --------
Value of In-Place Lease Intangibles  $158,631 (2)    $34,901       $193,532
Above-Market Lease Intangibles         13,872 (3)        869         14,741
                                     --------        -------       --------
Sub-total                             172,503         35,770        208,273

Goodwill                                9,041           -             9,041
                                     --------        -------       --------

Total Intangible assets              $181,544 (4)    $35,770       $217,314
                                     ========        =======       ========


Below-Market Lease Intangible        $(12,009)(5)    $  (911)      $(12,920)
                                     ========        =======       ========

(1) Represents six properties acquired in connection with the merger with Crown American Realty Trust ("Crown") that have been classified as held for sale as of December 31, 2003.

(2) Includes $115.5 million related to properties acquired in connection with the Crown merger, $26.2 million related to properties acquired in connection with the acquisitions from The Rouse Company and $16.9 million related to other acquisitions. Value of in-place lease intangibles is amortized over a seven year life that approximates the weighted average remaining terms of the leases in place at the acquisition date, and is reflected in depreciation and amortization expense in the Company's consolidated statement of income. Amortization of in-place lease intangibles is an "add-back" to net income for the purpose of calculating funds from operations ("FFO").

(3) Includes $8.0 million related to properties acquired in connection with the Crown merger, $5.0 million related to properties acquired in connection with the acquisitions from The Rouse Company and $0.9 million related to other acquisitions. The combined amount related to Crown from footnotes 2 and 3 of $123.5 million was incorrectly stated as $110 million in the text of the Company's press release on February 25, 2004. Above-market lease intangibles are amortized over the remaining terms of the leases, and are reflected as a reduction of base rent in the Company's consolidated statement of income.

(4) Due to the incorrect amount described in footnote 3 above, this amount was incorrectly stated as $168 million in the text of the Company's press release on February 25, 2004. None of the other financial information in the February 25, 2004 press release was affected by these incorrect amounts.

(5) Includes $7.3 million related to properties acquired in connection with the Crown merger, $3.8 million related to properties acquired in connection with the acquisitions from the Rouse Company and $0.9 million related to other acquisitions. Below-market lease intangibles are amortized over the remaining terms of the leases, and are reflected as an increase to base rent in the Company's consolidated statement of income.

The following table summarizes the Company's depreciation and amortization expense for the quarter ended December 31, 2003 and year ended December 31, 2003.

   (000's omitted)                       Quarter Ended December 31, 2003  Year Ended December 31, 2003
                                  Wholly-Owned Joint Venture                Wholly-Owned  Joint
                                      (1)           (3)            Total        (2)      Venture (3)   Total
                                    --------------------------------------------------------------------------
   Depreciation                     $11,711        $  910         $12,621      $29,632      $4,020     $33,652

   Amortization of intangible
   assets                             5,971           -             5,971        9,432        -          9,432
   Amortization of leasing
   expenses                             170           333             503          601       1,051       1,652
                                    --------------------------------------------------------------------------

   Total real estate depreciation
   and amortization                  17,852         1,243          19,095       39,665       5,071      44,736


   Non-real estate depreciation          65             -              65          260         -           260
                                    --------------------------------------------------------------------------

   Total depreciation and
   amortization                     $17,917        $1,243         $19,160      $39,925      $5,071     $44,996
                                    ==========================================================================

(1) Reflects consolidated depreciation and amortization expense.

(2) This amount includes $2,309 depreciation and amortization expense related to the multifamily properties that was recorded before their classification as discontinued operations. Consolidated depreciation and amortization expense for the year ended December 31, 2003 was $37,616.

(3) Reflects depreciation and amortization expense for unconsolidated entities. For financial reporting purposes, this amount is a component of equity in income of partnerships and joint ventures.